UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2015

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian A. Shepherd, Executive Vice President, Customer Technology and Strategic Consulting for TeleTech Holdings, Inc. (“TeleTech”), resigned his position with the company effective January 31, 2015 to pursue other opportunities.  Effective immediately, Regina M. Paolillo, TeleTech’s Executive Vice President and Chief Financial and Administrative Officer and Charles “Keith” Gallacher, TeleTech’s Executive Vice President for Global Markets & Industries will assume responsibility for the leadership of the business segments previously overseen by Mr. Shepherd.

Regina M. Paolillo, 55, joined TeleTech in 2011. Between 2009 and 2011, Ms. Paolillo was an executive vice president for enterprise services and chief financial officer at Trizetto Group, Inc., a healthcare industry focused professional services company. Before Trizetto, Ms. Paolillo served as a senior vice president, operations group for General Atlantic, a leading global growth equity firm with $17 billion in capital; an executive vice president for revenue cycle and mortgage services at Creditek, a Genpact (NYSE:G) subsidiary; and as the chief financial officer and executive vice president for corporate services at Gartner, Inc. (NYSE:IT).

Charles “Keith” Gallacher, 47, joined TeleTech in 2013. Between 2007 and 2013, Mr. Gallacher was a partner and managing director for Accenture plc, a $30 billion consulting, technology and outsourcing services company. Before Accenture, Mr. Gallacher worked as vice president for North American sales and business development for Cognizant, a leading global provider of technology and outsourcing services; and as a partner and managing director for CSC Consulting (Computer Sciences Corp).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: January 16, 2015	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary